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                                                                   EXHIBIT 10.21

                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT
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        This Amended and Restated Employment Agreement is made and entered into by and between IKOS Systems, Inc. (the "Company") and Ramon A. Nunez ("Nunez") as of August 1, 1995, (the "Restated Agreement").

        The Company and Nunez wish to amend and restate the Employment Agreement dated September 27, 1994 by and between the Company and Nunez (the "Former Agreement") to clarify certain technical matters regarding position and duties and compensation as a result of Nunez' promotion to Chief Executive Officer of the Company and as a result of the Company's one-for-two reverse stock split effective April 24, 1995.

        1. Position and Duties:  Nunez shall be employed by the Company as its
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President and Chief Executive Officer ("CEO") reporting to the Company's Board of Directors (the "Board"), effective August 1, 1995 (the "Commencement Date"). As President and CEO, Nunez agrees to devote his full business time, energy and skill to his duties at the Company. These duties shall include, but not be limited to, any duties consistent with his position which may be assigned to Nunez from time to time by the Company's Board.

        2. Term of Employment: Nunez' employment with the Company, pursuant to
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this Agreement, is for no specified term and may be terminated by the Company or
Nunez at any time, with or without cause. Upon the termination of Nunez' employment with the Company, for any reason, neither Nunez nor the Company shall have any further obligation or liability to the other, except as set forth in Sections 4, 5, 7 and 8 below.

        3. Compensation: Nunez shall be compensated by the Company for his
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services as follows:

           (a)  Salary: As President and CEO, Nunez shall be paid a monthly
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salary of $16,250.00 ($195,000.00 on an annualized basis), subject to applicable withholding, in accordance with the Company's normal payroll procedures. Such salary shall be reviewed annually by the Board.

           (b)  Benefits: As the Company's CEO, Nunez shall have the right, on
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the same basis as other members of senior management of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, including the medical, dental, vision and disability group insurance plans. Nunez shall also be entitled to participate in the 401(k) Plan maintained by the Company in accordance with its terms. In addition, Nunez shall be entitled to the benefits afforded to other members of senior management under the Company's vacation, holiday and business expense reimbursement policies.

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           (c)  Stock Options:
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                (i) Upon execution of the Former Agreement, Nunez was granted a nonqualified stock option to purchase 150,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board as of the date of grant. The shares subject to that option vest as follows: (i) upon six (6) months' anniversary of the Former Agreement, 12.5%; (ii) during the next forty-two (42) month period, 2.083% per month. The options are and shall be subject to the terms and conditions of the Company's Stock Option Plan and the Company's standard form of Stock Option Agreement.

                (ii) If the Company achieves its earnings per share objective as set forth in the Company's annual business plan approved by the Board, Nunez shall be granted additional stock options to purchase shares according to the following chart:

          Earnings Per Share Objectives
                   % of Plan                               Number of Shares
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          90% of Earnings Per Share Attained............           0
          91% of Earnings Per Share Attained............       1,250
          92% of Earnings Per share Attained............       2,500
          93% of Earnings Per Share Attained............       3,750
          94% of Earnings Per Share Attained............       5,000
          95% of Earnings Per Share Attained............       6,250
          96% of Earnings Per Share Attained............       7,500
          97% of Earnings Per Share Attained............       8,750
          98% of Earnings Per Share Attained............      10,000
          99% of Earnings Per Share Attained............      11,250
         100% of Earnings Per Share Attained............      12,500

                (iii) In addition to the above, for every $.01 earnings per share that the Company achieves over its objectives, Nunez shall be granted additional stock options to purchase 1,000 shares. The stock options earned by Nunez under this Section 3(c)(iii) will vest as follows: 8.3333% per month. The exercise price for these options shall be equal to the fair market value of the Company's Common Stock determined by the Board as of their date of grant. These options shall be subject to the terms and conditions of the Company's Stock Option Plan and the Company's standard form of Stock Option Agreement.

                      Up to forty percent (40%) of the stock options referred to in Sections 3(c)(ii) and 3(c)(iii) above shall be earned in the first half of the applicable fiscal year and up to sixty percent (60%) shall be earned in the second half of the applicable fiscal year.

           (d)  Performance Bonus. Effective August 1, 1995, Nunez shall have
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the opportunity to earn an annual Performance Bonus. As President and CEO, Nunez may earn an annual Performance Bonus of up to $100,000.00 per year. The Performance Bonus shall have two components: (i) 80% of the Performance Bonus may be earned on the basis of revenue objectives and earnings per share; and
(ii) 20% of the Performance Bonus is discretionary and will be granted based upon Nunez' job performance and other factors as determined by the Board. The Performance Bonus shall be determined as follows:

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           (i) Based upon the achievement of the Company's revenue objectives and earnings per share objectives pursuant to and measured against its annual business plan, as approved by the Board, Nunez shall have the opportunity to earn up to 80% of the annual Performance Bonus ($80,000) as follows:

               a. Up to 50% of this component ($40,000) may be earned if the Company achieves its revenue objectives for the Company's fiscal year as set forth in the Company's annual business plan according to the following chart:

             Revenue Objectives                Bonus Earned
                 % of Plan                     % of $40,000
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          90% of Revenues Attained........       0% Earned
          91% of Revenues Attained........      10% Earned
          92% of Revenues Attained........      20% Earned
          93% of Revenues Attained........      30% Earned
          94% of Revenues Attained........      40% Earned
          95% of Revenues Attained........      50% Earned
          96% of Revenues Attained........      60% Earned
          97% of Revenues Attained........      70% Earned
          98% of Revenues Attained........      80% Earned
          99% of Revenues Attained........      90% Earned
         100% of Revenues Attained........     100% Earned

            Up to forty percent (40%) of the Performance Bonus amount referred to in this Section 3(d)(i)a. ($16,000), shall be earned in the first half of the applicable fiscal year and up to sixty percent (60%) of the Performance Bonus amount referred to in this Section 3(d)(i)a. ($24,000), shall be earned in the second half of the applicable fiscal year. Notwithstanding the above, if the objectives are not achieved in the first half of the fiscal year, such objectives may not be recouped in the second half of the fiscal year.

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          b.  Up to 50% of this component ($40,000) may be earned if the Company achieves its earnings per share objectives for the Company's fiscal year as set forth in the Company's annual business plan according to the following chart:

           Earnings Per Share Objectives      Bonus Earned
                    % of Plan                 % of $40,000
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          90% of Earnings Attained.......      0% Earned
          91% of Earnings Attained.......      10% Earned
          92% of Earnings Attained.......      20% Earned
          93% of Earnings Attained.......      30% Earned
          94% of Earnings Attained.......      40% Earned
          95% of Earnings Attained.......      50% Earned
          96% of Earnings Attained.......      60% Earned
          97% of Earnings Attained.......      70% Earned
          98% of Earnings Attained.......      80% Earned
          99% of Earnings Attained.......      90% Earned
         100% of Earnings Attained.......     100% Earned

              Up to forty percent (40%) of the Bonus amount referred to in this
Section 3(d)(i)b. ($16,000) shall be earned in the first half of the applicable fiscal year and up to sixty percent (60%) of the Bonus amount referred to in this Section 3(d)(i)b. ($24,000) shall be earned in the second half of the applicable fiscal year. Notwithstanding the above, if the objectives are not achieved in the first half of the fiscal year, such objectives may not be recouped in the second half of the fiscal year.

        (ii) Nunez shall have the opportunity to earn up to 20% of the annual Performance Bonus ($20,000) based upon achievement of his job performance and other duties. Such component of the annual Performance Bonus shall be payable at the sole discretion of the Board's Compensation Committee. Up to forty percent (40%) of the Bonus amount referred to in this Section 3(d)(ii) ($8,000) may be earned in the first half of the applicable fiscal year and up to sixty percent (60%) ($12,000) may be earned in the second half of the applicable fiscal year.

        (iii) The Performance Bonus, if any, to be paid to Nunez, pursuant to this Section (3)(d), shall be paid to Nunez in a lump sum payment no later than thirty days following the completion of the first half of the Company's fiscal year and no later than thirty days following the completion of the second half of the Company's fiscal year.

        (iv) Nunez shall not participate in any profit sharing plan that is available to other officers of the Company.

     4.  Benefits Upon Voluntary Termination: In the event that Nunez
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voluntarily resigns from his employment with the Company, or in the event that
Nunez' employment terminates as a result of his death or disability, Nunez shall be entitled to no compensation or benefits from the Company other than those earned under Section 3 above through the date of his termination.

     5.  Benefits Upon Other Termination: Nunez agrees that his employment may
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be terminated by the Company at any time, with or without cause. In the event of the termination of Nunez' employment by the Company for the reasons set forth below, he shall be entitled to the following:

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         (a) Termination for Cause:  If Nunez' employment is terminated by the
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Company for cause as defined below, Nunez shall be entitled to no compensation or benefits from the Company other than those earned under Section 3 through the date of his termination.

             For purposes of this Agreement, a termination "for cause" occurs if Nunez is terminated for any of the following reasons:

             (i) theft, dishonesty, or falsification of any employment or Company records;

             (ii) improper disclosure of the Company's confidential or proprietary information;

             (iii) any intentional act by Nunez which has a material detrimental effect on the Company's reputation or business; or

             (iv) any material breach of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from the Company.

         (b)  Termination for Other Than Cause: If Nunez' employment is
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terminated by the Company for any reason other than cause, Nunez shall be entitled to the following separation benefits:

              (i) payment of a monthly amount for nine months and such monthly payment shall change from month-to-month as it shall be equal to Nunez' average monthly income that he received over the last twelve (12) months. Such average monthly income shall take into account all compensation that Nunez received from the Company;

              (ii) continued vesting in any unvested shares of the Company's stock which were granted to Nunez pursuant to the stock options described in
Section 3(c) above; and

              (iii)  continued provision of the employee benefits described in
Section 3(b) for a period of nine (9) months following such termination.

         (c)  Termination Due to an Ownership Change and/or a Transfer of
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Control. In the event of an Ownership Change and/or a Transfer of Control as
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defined in the agreement dated June 2, 1994 and attached hereto as Exhibit A
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(hereinafter the "Transfer of Control Agreement)" and Nunez' employment with the
Company is terminated by the Company or by Nunez for the reasons set forth in the Transfer of Control Agreement, Nunez shall only be entitled to the benefits set forth therein.

     6. Exclusive Remedy: Subject to Section 5 above, Nunez shall be entitled to
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no further compensation for any damage or injury arising out of the termination of his employment by the Company.

     7. Confidential Information and Inventions Agreement: Nunez agrees to abide
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by the terms and conditions of the Company's standard employee Confidential
Information and Inventions Agreement that was executed by Nunez and attached hereto as Exhibit B.
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     8. Conflict of Interest:  Nunez agrees that for a period of two (2) years
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after termination of his employment with the Company, he will not, directly or indirectly, solicit the services of or in any other manner persuade an employee or customers of the Company to discontinue that person's relationship with or to the Company as an employee or customer, as the case may be.

     9. Attorneys' Fees:  The prevailing party shall be entitled to recover from
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the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Restated Agreement.

    10. Interpretation:  Nunez and the Company agree that this Restated
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Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

    11. Successors and Assigns:  This Restated Agreement shall inure to the
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benefit of and be binding upon the Company and its successors and assigns.  In view of the personal nature of the services to be performed under this Restated Agreement by Nunez, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Restated Agreement, except as otherwise noted herein.

    12. Entire Agreement:  This Restated Agreement constitutes the entire
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employment agreement between Nunez and the Company regarding the terms and conditions of his employment, with the exception of (i) the Confidentiality and Inventions Agreement described in Section 7, (ii) any stock option agreement between Nunez and the Company as described in Section 3(c)(i) and (iii) the Transfer of Control Agreement attached hereto as Exhibit A. This Agreement
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supersedes all prior negotiations, representations or agreements between Nunez and the Company, whether written or oral, concerning Nunez' employment by the Company, including but not limited to, the Employment Agreement by and between the Company and Nunez dated September 27, 1994.

    13. No Representations:  Nunez acknowledges that he is not relying, and has
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not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Restated Agreement.

    14. Validity:  If any one or more of the provisions (or any part thereof) of
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this Restated Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

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     15. Modification:  This Agreement may only be modified or amended by a
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supplemental written agreement signed by Nunez and the Company.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     IKOS SYSTEMS, INC.



                                     By:  /s/ Gerald S. Casilli
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                                     Its:  Chairman
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                                      /s/ Ramon A. Nunez
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                                      Ramon A. Nunez

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